UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 19, 2015, Bluerock Residential Growth REIT, Inc., a Maryland corporation, or the Company, its operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, and its manager, BRG Manager, LLC, a Delaware limited liability company, or the Manager, entered into an Underwriting Agreement, or the Underwriting Agreement, with Wunderlich Securities, Inc., or Wunderlich, as representative of the several underwriters named in Schedule A attached to the Underwriting Agreement, or the Underwriters, in connection with the public offering, or the Offering, by the Company of 5,520,000 shares of Class A common stock of the Company, or the Firm Shares. The Firm Shares are registered with the Securities and Exchange Commission, or the SEC, pursuant to a registration statement on Form S-3 (File No. 333-200359), as the same may be amended and/or supplemented, or the Registration Statement, under the Securities Act of 1933, or the Securities Act, and were offered and sold pursuant to a prospectus supplement dated May 19, 2015, and a base prospectus dated December 19, 2014 relating to the Registration Statement.

The Underwriters initially propose to offer the Firm Shares to the public at $13.00 per Firm Share, or the Offering Price, and to certain dealers, which may include the Underwriters, at the Offering Price less a selling concession not in excess of $0.39 per Firm Share. After the initial Offering of the Firm Shares, the Offering Price and other selling terms may from time to time be varied by Wunderlich.

The Underwriters are offering the Firm Shares subject to their acceptance of the Firm Shares from the Company at a price of $12.35 per Firm Share. The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Firm Shares are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Firm Shares if any such Firm Shares are taken.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an overallotment option, or the Overallotment Option, exercisable for 30 days from the date of the Company’s prospectus supplement dated May 19, 2015, to purchase up to 828,000 additional shares of Class A common stock of the Company, or the Additional Shares, at the Offering Price, less underwriting discounts and commissions, to cover overallotments, if any. The Underwriters have elected to exercise the Overallotment Option in full at the same time as the closing of the Firm Shares, at which time each Underwriter will be obligated, subject to certain conditions, to purchase their pro rata share of the Additional Shares based on the number of Firm Shares initially purchased by each Underwriter.

The Offering is expected to close on May 22, 2015, subject to customary closing conditions. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, the Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, a copy of which is filed as Exhibit No. 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of the Firm Shares and the Additional Shares is attached as Exhibit 5.1 hereto.

ITEM 8.01	OTHER EVENTS.

Press Release Announcing Pricing of Offering

On May 19, 2015, the Company issued a press release announcing the pricing of the Offering. The press release, a copy of which is filed as Exhibit No. 99.1 to this Current Report on Form 8-K, is incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among Wunderlich Securities, Inc., as representative of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated May 19, 2015

5.1	Opinion of Venable LLP

99.1	Press Release, dated May 19, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: May 20, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement by and among Wunderlich Securities, Inc., as representative of the several underwriters named in Schedule A attached thereto, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P. and BRG Manager, LLC, dated May 19, 2015

5.1	Opinion of Venable LLP

99.1	Press Release, dated May 19, 2015